Exhibit 10.27

FIRST AMENDMENT TO THE
PNM RESOURCES, INC.
OFFICER LIFE INSURANCE PLAN

Effective January 1, 2004,  PNM Resources, Inc. established the PNM Resources, Inc. Officer Life Insurance Plan (the "Plan").  By this instrument, the Company now desires to amend the Plan in order to reflect that, effective on or about January 1, 2005, the employees engaged in administering benefit plans will be transferred from PNM Resources, Inc. to PNMR Services Company and to clarify that affiliates of the Company may participate in the Plan with the approval of the Company's Board of Directors.

1.            This First Amendment shall be effective as of January 1, 2005, unless otherwise noted herein.

2.            This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

3.            Section 2.1(b) (Benefits Department) of the Plan is hereby amended and restated in its entirety to read as follows:

(b) "Benefits Department" means the organizational unit of PNMR Services Company with the responsibility for administering benefit programs.

4.            Section 2.1(c) (Board) of the Plan is hereby amended and restated in its entirety to provide as follows:

(c)  "Board" means the Board of Directors of PNM Resources, Inc. or any authorized committee of the Board of Directors of PNM Resources, Inc.

5.            Section 2.1(e) (Company) of the Plan is hereby amended and restated in its entirety to read as follows:

Exhibit 10.27

(e)"Company" means PNM Resources, Inc. or any affiliate of the Company that is authorized by the Board of Directors to adopt the Plan and which has adopted the Plan, and to the extent provided in Section 8.2 (Successors) below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.  Except as otherwise clearly indicated by the context (such as in the Section 3.3 (Adoption by Affiliates), Section 6.1 (Appointment of Committee), Section 6.4(a) (Powers and Duties - General), and Section 7.1 (Amendment and Termination)) the term "Company" as used herein shall include each affiliate that has adopted this Plan.

6.            Section 2.1(j) (Plan Administrator) of the Plan is hereby amended and restated in its entirety to provide as follows:

(j)"Plan Administrator" means PNMR Services Company.  Any action to be taken by the Plan Administrator may be taken by the senior human resources officer of PNMR Services Company.  In addition, PNMR Services Company's senior human resources officer may delegate such authority to the Benefits Department.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _16__ day of _December__ 2004.

PNM RESOURCES, INC.

By: __/s/  Alice A. Cobb                                                _______

Its:  _Senior Vice President, People Services & Development